UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 17, 2024 (December 17, 2024 )

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market

Item 8.01	Other Events.

Sale of Maiden General Försäkrings and Maiden Life Försäkrings

On December 17, 2024, the Company issued a press release announcing that it had entered into an agreement to sell its Swedish subsidiaries, Maiden General Försäkrings (“Maiden General”) and Maiden Life Försäkrings (“Maiden Life”) to an expanding group of international insurance and reinsurance companies headquartered in London. Maiden General and Maiden Life were the principal operating subsidiaries of the Company’s International Insurance Services (“IIS”) platform. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated December 17, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 17, 2024	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Executive Vice Chairman and Group President

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces
Sale of Maiden General Försäkrings and Maiden Life Försäkrings

PEMBROKE, Bermuda, December 17, 2024 - Maiden Holdings, Ltd. (NASDAQ: MHLD) (“Maiden” or the “Company”) announced today that it had entered into an agreement to sell its Swedish subsidiaries, Maiden General Försäkrings (“Maiden General”) and Maiden Life Försäkrings (“Maiden Life”) to an expanding group of international insurance and reinsurance companies headquartered in London. Maiden General and Maiden Life were the principal operating subsidiaries of the Company’s International Insurance Services (“IIS”) platform.
The transaction is subject to customary regulatory approvals. The sale will be an all-cash transaction and pursuant to the terms of the agreement, all existing staff and independent directors of both Maiden General and Maiden Life will transition to the new ownership group.
Patrick J. Haveron, Maiden’s Chief Executive Officer, said “Today’s announcement of the sale of Maiden General and Maiden Life brings to a close these units' chapter under Maiden ownership. Since the acquisition of the IIS platform in 2010, over the course of those years IIS has been a profitable contributor to Maiden and Max Reid and the IIS team have done an admirable job in re-positioning IIS for additional growth under new, more local sponsorship. As Maiden looks to re-allocate capital to other endeavors, particularly those that are less capital intensive and more fee-oriented, the opportunity to pair Maiden General and Maiden Life with a growth-oriented partner was attractive to all parties. When the sale of these entities is completed, Maiden’s operating expenses will be reduced by nearly 20%.”
Maiden was advised on the sale by Hines Associates, a financial services corporate finance firm active in the European insurance market.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets.

CONTACT:

FGS Global
Maiden@fgsglobal.com